As filed with the Securities and Exchange Commission on October 30, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pzena Investment Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-8999751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 West 45th Street New York, New York (212) 355-1600	10036
(Address of principal executive offices)	(Zip code)

PZENA INVESTMENT MANAGEMENT, INC. 2007 EQUITY INCENTIVE PLAN
(Full title of the plan)

Wayne A. Palladino
Chief Financial Officer
Pzena Investment Management, Inc.
120 West 45th Street, 20th Floor
New York, New York 10036
(212) 355-1600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	per Share(2)	Offering Price	Fee(3)
Class A common stock, par value $0.01 per share	640,379	$19.725	$12,631,476	$387.79

(1)	Represents the maximum number of shares of class A common stock, par value $0.01 per share (the “Class A Common Stock”) issuable under the Pzena Investment Management, Inc. 2007 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Represents the average of the high and the low sales prices of the Class A Common Stock on the New York Stock Exchange on October 26, 2007.

(3)	Computed in accordance with Rule 457(h) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Pzena Investment Management, Inc. (the “Corporation”) with the SEC are incorporated by reference in this registration statement:

(a) The Corporation’s prospectus, dated October 24, 2007, filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”);

(b) The description of the Corporation’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), contained in the Corporation’s Registration Statement on Form 8-A filed with the SEC on October 23, 2007 to register the Class A Common Stock under the Exchange Act of 1934, as amended, (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Corporation incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, such corporation), by reason of the fact that such person is, or was, an officer, director, employee or agent of such corporation, or is, or was, serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually, and reasonably incurred, by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by, or in the right of, the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102(b)(7) of the Delaware Law, the Corporation’s Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of its director’s violations of their fiduciary duty. This provision eliminates each director’s liability to the Corporation and its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Corporation or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Corporation’s Amended and Restated Certificate of Incorporation authorizes it to purchase and maintain insurance to protect the Corporation and any of its directors, officers, employees or agents, or another business entity, against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the Corporation would have the power to indemnify such person under its bylaws or Delaware Law.

The Corporation has obtained directors and officers liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties, and it intends to maintain this insurance in place. The Corporation has entered into indemnification agreements with each of its directors. These agreements provide, in general, that the Corporation indemnify, and pay expenses on behalf of, these persons to the fullest extent permitted by applicable law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit
No.		Description

3	.1*	Form of Amended and Restated Certificate of Incorporation of Pzena Investment Management, Inc.
3	.2*	Form of Amended and Restated Bylaws of Pzena Investment Management, Inc.
4	.1*	Form of Certificate of Pzena Investment Management, Inc. Class A Common Stock
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10	.1**	Form of Pzena Investment Management, Inc. 2007 Equity Incentive Plan
23.1		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2		Consent of Ernst & Young LLP, independent registered public accounting firm
23.3		Consent of Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management, LLC

Exhibit
No.	Description

23.4	Consent of Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund
23.5	Consent of Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund II
23.6	Consent of Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena International Value Service
23.7	Consent of Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Global Value Service
23.8	Consent of Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management Select Fund, L.P.
24.1	Power of Attorney (included on the signature pages hereto)

*	Incorporated by reference to the like-numbered exhibit to Amendment No. 4 to the Corporation’s Registration Statement on Form S-1 (Registration No. 333-143660), filed with the SEC on October 22, 2007.

**	Incorporated by reference to Exhibit 10.5 to Amendment No. 3 to the Corporation’s Registration Statement on Form S-1 (Registration No. 333-143660), filed with the SEC on October 10, 2007.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on October 30, 2007.

PZENA INVESTMENT MANAGEMENT, INC.

By:	/s/ Wayne A. Palladino
Name:     Wayne A. Palladino

Title:	Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Pzena Investment Management, Inc., a Delaware corporation, hereby constitutes and appoints Richard S. Pzena and Wayne A. Palladino and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Richard S. Pzena Richard S. Pzena	Chief Executive Officer (Principal Executive Officer)	October 30, 2007

/s/ Wayne A. Palladino Wayne A. Palladino	Chief Financial Officer (Principal Financial Officer)	October 30, 2007

/s/ Steven M. Galbraith Steven M. Galbraith	Director	October 30, 2007

/s/ Joel M. Greenblatt Joel M. Greenblatt	Director	October 30, 2007

/s/ Richard P. Meyerowich Richard P. Meyerowich	Director	October 30, 2007

/s/ Myron E. Ullman, III Myron E. Ullman, III	Director	October 30, 2007